                                                                    EXHIBIT 2.1

                                                                  [LOGO]
                                                                   EVRO
                                                                CORPORATION


FOR IMMEDIATE RELEASE                                          SYMBOL: EVRO
SEPTEMBER 26, 1995                                             TRADED: NASDAQ


ORLANDO, FL -- SEPTEMBER 26, 1995 -- EVRO CORPORATION ("EVRO") ANNOUNCED TODAY THAT IT HAS EXECUTED A STOCK PURCHASE AGREEMENT AND AN AGREEMENT AND PLAN OF MERGER WITH CHANNEL AMERICA TELEVISION NETWORK ("CHANNEL AMERICA"), BASED IN DARIEN, CONNECTICUT TO ACQUIRE CHANNEL AMERICA. CHANNEL AMERICA OPERATES A 24 HOUR TELEVISION NETWORK, COMPRISED OF 59 AFFILIATED TELEVISION STATIONS ACROSS THE UNITED STATES, WITH A POTENTIAL VIEWING AUDIENCE OF 16,966,530 HOUSEHOLDS.

CHANNEL AMERICA'S AFFILIATES INCLUDE 10 FULL POWER TELEVISION STATIONS, 8 CABLE STATIONS, AND 41 LOW POWER STATIONS. CHANNEL AMERICA WILL PROVIDE EVRO AND ITS SUBSIDIARY, THE SPORTS & SHOPPING NETWORK, INC. ("TSSN") WITH NATIONAL DISTRIBUTION OF ITS TELEVISION SHOPPING PROGRAM.

THE TRANSACTION HAS A TOTAL VALUE OF $7,000,000 IN THE FORM OF $1,000,000 IN CASH AND $6,000,000 IN RESTRICTED EVRO CONVERTIBLE PREFERRED STOCK. UPON CONVERSION OF THE PREFERRED SHARES, CHANNEL AMERICA'S SECURED CREDITORS, BOND HOLDERS, NOTE HOLDERS, AND SHAREHOLDERS WILL RECEIVE A TOTAL OF 3,000,000 EVRO RESTRICTED VOTING COMMON SHARES. IT IS ANTICIPATED THAT THE CLOSING WILL OCCUR WITHIN 45 DAYS.

"THE ACQUISITION OF CHANNEL AMERICA MAKES EVRO AND TSSN A VERTICALLY INTEGRATED COMPANY WITH A NATIONAL TELEVISION VIEWING AUDIENCE. WE WILL NOW HAVE CONTROL OVER BOTH PRODUCTION CONTENT AND DISTRIBUTION," SAID DANIEL M. BOYAR, EVRO'S PRESIDENT AND CEO.

THE CORPORATE ADDRESS OF EVRO IS 3101 S.W. 34TH AVENUE, #905-427, OCALA, FLORIDA 34474. FOR FURTHER INFORMATION, CONTACT DANIEL M. BOYAR, PRESIDENT AND CEO AT (407) 222-2995 OR SHAREHOLDER RELATIONS AT (407) 743-6115.





                                       1